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                                                                      Exhibit 21

                     SUBSIDIARIES OF PLAINS RESOURCES INC.


                                                  State of Organization
                                                  ---------------------


     .  Calumet Florida, Inc.                         Delaware

     .  Plains Illinois Inc.                          Delaware

     .  Stocker Resources, Inc.                       California

     .  Stocker Resources, L.P.                       California

     .  Plains Resources International Inc.           Delaware

     .  PMCT Inc.                                     Delaware

     .  Plains All American Inc.                      Delaware

     .  Arguello Inc.                                 Delaware

     .  Plains All American Pipeline, L.P.            Delaware

     .  Plains Marketing, L.P.                        Delaware

     .  All American Pipeline, L.P.                   Texas

     .  Plains Scurlock Permian, L.P.                 Delaware

     .  Scurlock Permian LLC                          Delaware

     .  Scurlock Permian Pipe Line LLC                Delaware

     .  PAAI LLC                                      Delaware